                                                                     EXHIBIT 2.5

                                 TRUST AGREEMENT

                  THIS TRUST AGREEMENT, dated as of October 21, 2002 (the "Agreement") by and between UBICS HOLDING COMPANY, a corporation organized and existing under the laws of the state of Delaware ("Trustor"), and WELLS FARGO BANK NORTHWEST, National Association, a national banking association organized and existing under the laws of the United States of America ("Owner Trustee");

                                   WITNESSETH:

                  WHEREAS, Trustor desires to cause title to the Aircraft (as hereinafter defined) to be conveyed to Owner Trustee free and clear of all liens and encumbrances;

                  WHEREAS, Trustor desires to create a trust (the "Trust") and contribute the Aircraft thereto in order to ensure the eligibility of the Aircraft for United States registration with the Federal Aviation Administration (the "FAA");

                  WHEREAS, this Trust Agreement is designed to create a Trust in order that the Owner Trustee may hold the Aircraft until such time as Trustor directs the Owner Trustee to distribute the Aircraft in accordance with Trustor's written instructions; and

                  WHEREAS, Owner Trustee is willing to accept the trusts as herein provided;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Trustor and Owner Trustee agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  Capitalized terms used in this Agreement shall have the respective meanings assigned thereto below, unless such terms are otherwise defined herein or the context hereof shall otherwise require. The terms "hereof", "herein", "hereunder" and comparable terms refer to this Agreement, as amended, modified or supplemented from time to time, and not to any particular portion hereof. References in this Agreement to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Agreement unless otherwise indicated.

                  "Affidavit" means the Affidavit of Owner Trustee pursuant to
Section 47.7(c)(2)(iii) of Part 47 of the Federal Aviation Regulations.

                  "Aircraft" means the Boeing VIP 727-44 Aircraft, serial number 19318, FAA Registration Number N44MD together with the engines attached thereon, which are transferred to the Owner Trustee in trust under this Trust Agreement.

                  "Aircraft Registration Application" means AC Form 8050-1 Aircraft Registration Application by Owner Trustee covering the Aircraft.

                  "Citizen of the United States" means "citizen of the United States" as that term is defined in Section 40102(a)(15) of Title 49 of the United States Code.

                  "FAA Bill of Sale" means the Bill of Sale conveying title to the Aircraft from Davis Oil Company to Owner Trustee.

                  "Lessee" means any lessee under any Lease, or any operator under any Operating Agreement.

                  "Lease" means any lease from time to time entered into with respect to the Aircraft by the Owner Trustee, as Lessor, and a Lessee, at the direction of the Trustor or any operating agreement entered into between the Owner Trustee and the Trustor.

                  "Operating Agreement" means any operating agreement entered into between the Owner Trustee and the Trustor.

                  "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, and the FAA Bill of Sale, including, without limitation, all amounts of the rentals under any Lease, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Trustee, for its own account or in its individual capacity, or Trustor), and requisition, indemnity or other payments of any kind for or with respect to the Aircraft, (other than amounts owing to Owner Trustee, for its own account or in its individual capacity, Trustor or any Lessee of the Aircraft).

                                    ARTICLE 2

                                CREATION OF TRUST

                  Section 2.01 Transfer of Control. Trustor shall cause title to the Aircraft to be conveyed to Owner Trustee free and clear of all liens and encumbrances.

                  Section 2.02 Acceptance and Declaration of Trust. Owner Trustee accepts the Trust created hereby, and declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of Trustor, in accordance with and subject to all of the terms and conditions contained in this Agreement, and agrees to perform the same, including without limitation the actions specified in Section 4.01 hereof, and agrees to receive and disburse all moneys constituting part of the Trust Estate, all in accordance with the terms hereof.

                                    ARTICLE 3

                                THE OWNER TRUSTEE

                  Section 3.01 Status. Owner Trustee hereby represents and warrants that it is a Citizen of the United States.

                  Section 3.02 Removal. Owner Trustee may be removed at any time but, for cause only by a written instrument or instruments signed by Trustor. Such removal shall take effect immediately upon the appointment of a successor Owner Trustee pursuant to Section 3.04, whereupon all powers, rights and obligations of the removed Owner Trustee under this Agreement (except the rights set forth in Section 3.08) shall cease and terminate. Without any affirmative action by Trustor, any Owner Trustee shall cease immediately to be an Owner Trustee at such time as it ceases to be a Citizen of the United States and shall give immediate notice thereof to Trustor. Any Owner Trustee shall also give Trustor notice of a possible change of citizenship at the later of (i) 90 days prior to a change in citizenship and (ii) actual knowledge by Owner Trustee that such a change in citizenship is probable.

                  Section 3.03 Resignation. Owner Trustee may resign at any time upon giving 30 days prior written notice of such resignation to Trustor. Such resignation shall take effect only upon the appointment of a successor Owner Trustee pursuant to Section 3.04, whereupon all powers, rights and obligations of the resigning Owner Trustee under this Agreement (except the rights set forth in Section 3.08) shall cease and terminate.

                  Section 3.04 Successor Owner Trustee. Promptly upon receipt of a notice of resignation from the Owner Trustee in accordance with Section 3.03, a successor trustee shall be appointed by a written instrument signed by a duly authorized officer of Trustor and the successor trustee shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment. Such successor trustee shall be a Citizen of the United States and shall assume all powers, rights and obligations of such Owner Trustee hereunder immediately upon the resignation of such Owner Trustee becoming effective. Such successor, concurrently with such appointment, shall file an Affidavit with the FAA and all other documents then required by law to be filed in connection therewith. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed shall immediately and without further act be superseded by any successor Owner Trustee appointed by the Trustor as above provided.

                  Section 3.05 Merger. Any corporation into which Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of Owner Trustee may be transferred, shall, subject to the terms of Section 3.04, be Owner Trustee without further act.

                  Section 3.06 Tax Returns. The Owner Trustee shall keep all appropriate books and records relating to the receipt and disbursement of all monies under this Agreement or any agreement contemplated hereby. The Trustor will prepare all tax returns required to be filed with respect to the trust hereby and the Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required from the Owner Trustee in connection with the preparation of such tax returns. The Owner Trustee will execute and file the tax returns as prepared by the Trustor.

                  Section 3.07 Vacancies. If any vacancy shall occur in the position of Owner Trustee for any reason, including, without limitation, removal, resignation, loss of United States citizenship or the inability or refusal of such Owner Trustee to act as Owner Trustee, the vacancy shall be filled in accordance with Section 3.04.

                  Section 3.08 Fees; Compensation. The Owner Trustee shall receive from the Trustor as compensation for the Owner Trustee's services hereunder such fees as may heretofore and from time to time hereafter be agreed upon by the Owner Trustee and the Trustor and shall be reimbursed by the Trustor for all reasonable costs and expenses incurred or made by it in accordance with any of the provisions of this Agreement. If an event of default under any Lease shall occur, the Owner Trustee shall be entitled to receive reasonable compensation for its additional responsibilities, and payment or reimbursement for its expenses. The Owner Trustee shall have a lien on the Trust Estate, prior to any interest therein of the Trustor, to secure payment of such fees and expenses.

                  Section 3.09 No Duties. Owner Trustee shall not have any duty
(i) to see to any insurance on the Aircraft or maintain any such insurance, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, the Aircraft (provided, however, that Owner Trustee shall not create, permit or suffer to exist any lien or encumbrance on any part of the Aircraft which results from claims against Owner Trustee unrelated to its capacity as Owner Trustee hereunder), (iii) to confirm or verify any notices or reports, (iv) to inspect the Aircraft at any time or ascertain the performance or observance by either of any Lessee or Trustor of its covenants under any Lease, or (v) except as set forth herein, to see to any recording or see to the maintenance of any such recording or filing with the FAA or other government agency.

                  Section 3.10 Status of Moneys Received. All moneys received by Owner Trustee under or pursuant to any provisions of this Agreement shall constitute trust funds for the purpose for which they are paid or held, and shall be segregated from any other moneys and deposited by Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds.

                  Section 3.11 Owner Trustee May Rely. Owner Trustee shall not incur any liability to any one in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. As to any fact or matter, the manner or ascertainment of which is not specifically described herein, Owner Trustee may for all purposes hereof rely on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, Owner Trustee may, at the reasonable cost and expense of Trustor, seek advice of counsel, accountants and other skilled persons to be selected and employed by them, and Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the actions, advice or opinion of any such counsel, accountants or other skilled persons.

                  Section 3.12 Owner Trustee Acts as Trustee. In accepting the Trust, Owner Trustee acts solely as trustee hereunder and not in any individual capacity, and all persons other than Trustor having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall not have any recourse to Owner Trustee in its individual capacities.

                  Section 3.13 No Expenses for Owner Trustee. Owner Trustee shall not have any obligation by virtue of this Agreement to expend or risk any of its own funds, or to take any action which could, in the reasonable opinion of Owner Trustee, result in any cost or expense being incurred by Owner Trustee. Owner Trustee shall not be required to take any action or refrain from taking any action under this Agreement unless it shall have been indemnified by Trustor in a manner and form satisfactory to Owner Trustee against any liability, cost or expense (including reasonable attorneys' fees) which may be incurred in connection therewith. No provisions of this Agreement shall be deemed to impose any duty on Owner Trustee to take any action if Owner Trustee shall have been advised by counsel that such action would expose it to personal liability, is contrary to the terms hereof or is contrary to law.

                  Section 3.14 Notice of Event of Default. In the event that a responsible officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a default or an event of default under any Lease, the Owner Trustee shall give or cause to be given prompt notice of such default or event of default to the Trustor. The Owner Trustee shall take such action with respect to such default or event of default as shall be specified in written instructions from the Trustor. For all purposes of this Agreement and any Lease, in the absence of actual knowledge of a responsible officer in the Corporate Trust Department of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a default or event of default unless notified in writing by the Trustor.

                  Section 3.15 Certain Duties and Responsibilities of Owner
                               Trustee.

                  (a) Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in any Lease, and no implied duties, covenants or obligations shall be read into this Agreement or any Lease against Owner Trustee; Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, except as required by the terms of any Lease and as otherwise expressly provided herein, and in no event will Owner Trustee permit any party to possess or use the Aircraft, except that Owner Trustee shall, from time to time, lease the Aircraft to any Lessee under and upon the terms and conditions of any Lease, and/or Owner Trustee shall distribute the Aircraft pursuant to written instruction of the Trustor.

                  (b) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to Owner Trustee shall be subject to the provisions of this Section 3.15.

                  Section 3.16 No Representations or Warranties as to the Aircraft or Documents. OWNER TRUSTEE MAKES (i) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR AS TO THE TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that Wells Fargo Bank Northwest, National Association, in its individual capacity warrants that on the date on which the Aircraft is transferred to the Trust contemplated by this TRUST AGREEMENT, Owner Trustee shall have received whatever title was conveyed to it, and (ii) no other representations or warranties are made by the Owner Trustee other than to the extent expressly made herein by Owner Trustee, except that Owner Trustee represents and warrants that it has full right, power and authority to enter into, execute, deliver and perform this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Owner Trustee.

                                    ARTICLE 4

                                THE TRUST ESTATE

                  Section 4.01 Authorization and Direction to Owner Trustee. Trustor hereby authorizes and directs Owner Trustee, not individually but solely as Owner Trustee hereunder, and Owner Trustee covenants and agrees:

                  (a) to execute and deliver each agreement, instrument or document to which Owner Trustee is a party in the respective forms thereof in which delivered from time to time by Trustor for execution and delivery and, subject to the terms hereof, to exercise its rights and perform its duties under any Lease in accordance with the terms thereof, including without limitation, accepting title to, and delivery of, the Aircraft and leasing the Aircraft to any Lessee or, subject to the provisions of Section 7 hereof, distributing the Aircraft to Trustor pursuant to the specific written instructions of Trustor;

                  (b) to effect the registration of the Aircraft with the FAA by duly executing and filing or causing to be filed with the FAA (i) the Aircraft Registration Application, (ii) the Affidavit, (iii) the FAA Bill of Sale, (iv) an executed counterpart of this Agreement, and (v) any other document or instrument required therefor;

                  (c) to execute and deliver each other document referred to in any Lease or which Owner Trustee is required to deliver pursuant to any Lease or this Agreement; and

                  (d) subject to the terms of this Agreement, to perform the obligations and duties and exercise the rights of Owner Trustee under any Lease.

                  Section 4.02 Supplier Warranties. Trustor hereby assigns to Owner Trustee any and all warranties and indemnities of, and other claims against, any supplier relating to the Aircraft.

                  Section 4.03 Advances by Trustor. Trustor shall make advances to Owner Trustee in such amounts and at such times as may be necessary to permit Owner Trustee to satisfy its obligations under any Lease and this Trust Agreement.

                                    ARTICLE 5

                                  DISTRIBUTIONS

                  Section 5.01 Receipts. Except as otherwise provided in this Agreement, any payment received by Owner Trustee for which provision as to the application thereof is made in any Lease shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Lease; and any payment received by Owner Trustee for which no provision as to the application thereof is made in any Lease or in this Article 5 shall, unless Trustor shall have otherwise instructed Owner Trustee in writing, be distributed promptly to Trustor.

     Section 5.02 Manner of Making Distributions. Owner Trustee shall make all distributions to Trustor under this Agreement and any Lease promptly upon the receipt of proceeds available for distribution, but shall not be obligated to make any distributions until the funds therefor have been received by Owner Trustee. All distributions to Trustor hereunder shall be made to such account and in such manner as Trustor shall from time to time direct in writing.

                                    ARTICLE 6

                   INDEMNIFICATION OF OWNER TRUSTEE BY TRUSTOR

     Section 6.01 INDEMNIFICATION Trustor hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby shall indemnify, protect, save and keep harmless Wells Fargo Bank Northwest, National Association, in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by Wells Fargo Bank Northwest, National Association in its individual capacity on or measured by any compensation received by Wells Fargo Bank Northwest, National Association in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of Owner Trustee and reasonable attorneys' fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Wells Fargo Bank Northwest, National Association in its individual capacity (whether or not also indemnified against by a Lessee under any Lease or also indemnified against by any other person) in any way relating to or arising out of this Agreement or any Lease or the enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of Owner Trustee or Wells Fargo Bank Northwest, National Association in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of Owner Trustee or Wells Fargo Bank Northwest, National Association in its individual capacity in the performance or nonperformance of its duties hereunder, or (b) those resulting from the inaccuracy of any express representation or warranty of Wells Fargo Bank Northwest, National Association in its individual capacity (or from the failure of Wells Fargo Bank Northwest, National Association in its individual capacity to perform any of its covenants) contained in this Agreement or any Lease, or
(c) in the case of the failure to use ordinary care on the part of Owner Trustee or Wells Fargo Bank Northwest, National Association in its individual capacity in the disbursement of funds. The indemnities contained in this Article 6 extend to Wells Fargo Bank Northwest, National Association only in its individual capacity and shall not be construed as indemnities of the Trust Estate. The Indemnities contained in this Article 6 shall survive the termination of this Agreement. In addition, and to secure the foregoing indemnities, Owner Trustee shall have a lien on the Trust Estate, which shall be prior to any interest therein of Trustor.

                                    ARTICLE 7

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

                                   TERMINATION

     Section 7.01 Termination Date. The Trust shall terminate without any notice or other action of Owner Trustee upon the earlier of (a) such date as may be provided by agreement between Trustor and Owner Trustee and the sale or other final disposition by the Owner Trustee of all property constituting the Trust Estate or (b) twenty one years less one day after the earliest execution of this Trust Agreement by any party hereto.

     Section 7.02 Distribution of Trust Estate Upon Termination. Upon any termination of the Trust pursuant to the provisions of Section 7.01 hereof, Owner Trustee shall convey the Trust Estate to Trustor or its nominee.

                                    ARTICLE 8

                                  MISCELLANEOUS

     Section 8.01 Nature of Title of Trustor. Trustor shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of the right, title and interest of Trustor in and to the Trust Estate or the trusts hereunder, in accordance with the terms hereof, shall operate to terminate this Agreement or the trusts hereunder or entitle any successor or transferee of Trustor to an accounting or to the transfer of it of legal title to any part of the Trust Estate.

     Section 8.02 Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by Owner Trustee of the interest of Owner Trustee in the Aircraft or any part thereof made pursuant to the terms of this Agreement or any Lease shall bind Trustor and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Trustor in and to the Aircraft or such part thereof. No permitted purchaser or other permitted grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by Owner Trustee.

     Section 8.03 Trust Agreement for Benefit of Certain Parties Only. Nothing herein, whether expressed or implied, shall be construed to give any person other than Owner Trustee and Trustor any legal or equitable right, remedy or claim under or in respect of this Agreement; but this Agreement shall be held to be for the sole and exclusive benefit of Owner Trustee and Trustor.

     Section 8.04 Notices. Unless otherwise expressly provided herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile transmission, with a confirming copy sent by air mail, postage prepaid, and the date of personal delivery or facsimile transmission or 7 business days after the date of mailing (other than in the case of the mailing of a confirming copy of a facsimile transmission), as the case may be, shall be the date of such notice, in each case addressed (i) if to the Owner Trustee, to Wells Fargo Bank Northwest, National Association at its office at 79 South Main Street, Salt Lake City, Utah, 84111 Attention: Corporate Trust Department MAC: U1254-031 and (ii) if the Trustor, to Robert C. Harbage, UBICS Holding Company, 300 Delaware Avenue, Suite 1704, Wilmington, DE 19801.

     Section 8.05 Co-Trustee and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of Trustor or Owner Trustee, or Owner Trustee shall have been directed to do so by Trustor, Owner Trustee and Trustor shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a Citizen of the United States) approved by Owner Trustee and Trustor, either to act as co-trustee jointly with Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as "additional trustee"). In the event Trustor shall not have joined in the execution of such agreements supplemental hereto within 10 days after the receipt of a written request from Owner Trustee so to do, or in case an event of default, as defined in any Lease, shall have occurred and be continuing, Owner Trustee may act under the foregoing provisions of this Section
8.05 without the concurrence of Trustor; and Trustor hereby appoints Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.05 in either of such contingencies.

     Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and Owner Trustee and its successors shall act, subject to the following provisions and conditions:

     (a) all powers, duties, obligations and rights conferred upon Owner Trustee in respect of the custody, control and management of moneys, the Aircraft or documents authorized to be delivered hereunder or under any Lease shall be exercised solely by Owner Trustee;

     (b) all other rights, powers, duties and obligations conferred or imposed upon Owner Trustee shall be conferred or imposed upon and exercised or performed by Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

     (c) no power given to, or which it is provided hereby, may be exercised by any such additional trustee hereunder, except jointly with, or with the consent in writing of, Owner Trustee;

     (d) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

     (e) Trustor, at any time, by an instrument in writing may remove any such additional trustee. In the event that Trustor shall not have executed any such instrument within 10 days after the receipt of a written request from Owner Trustee so to do, Owner Trustee shall have the power to remove any such additional trustee without the concurrence of Trustor; and Trustor hereby appoints Owner Trustee its agent and attorney-in-fact for it in such connection in such contingency; and

     (f) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, this Agreement or any Lease.

     Section 8.06 Situs of Trust; Application Law. The Trust has been accepted by Owner Trustee and will be administered in the State of Utah. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Utah without giving effect to principles of conflict of law. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective, provided that such remaining provisions do not increase the obligations or liabilities of Owner Trustee.

     Section 8.07 Amendment. This Agreement may not be amended, modified, supplemented, or otherwise altered except by an instrument in writing signed by the parties thereto.

     Section 8.08 Successors and Assigns. In accordance with the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of all or any part of Trustor's interest in the Trust Estate.

     Section 8.09 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

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

     IN WITNESS WHEREOF, Owner Trustee and Trustor have caused this Agreement to be duly executed all as of the date first above written.

                                       TRUSTOR:
                                       UBICS HOLDING COMPANY,
                                       a Delaware corporation

                                       By:   /s/ Robert C. Harbage
                                          --------------------------------
                                       Name: Robert C. Harbage
                                       Title: President & CEO

                                       OWNER TRUSTEE:
                                       WELLS FARGO BANK NORTHWEST, NATIONAL
                                       ASSOCIATION


                                       By:   /s/ Michael Hoggan
                                          --------------------------------
                                       Name: Michael Hoggan
                                       Title: Vice President

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